Exhibit 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Amerihost Properties, Inc.
Des Plaines, Illinois

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 20, 1997, relating to the consolidated financial statements of Amerihost Properties, Inc. appearing in the Company's Annual Report on Form 10-K and its amendments thereto on Form 10-K/A and on Form 10-K/A-1 for the year ended December 31, 1996.

We also consent to the reference to us under the caption "Experts" in the Prospectus.



Chicago, Illinois                            BDO SEIDMAN, LLP
November 12, 1997